As filed with the Securities and Exchange Commission on November 12, 2020.

File No. 001-39681

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

THE AARON’S COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Georgia	85-2483376
(State or other jurisdiction of Incorporation or organization)	(I.R.S. employer identification number)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3182
(Address of principal executive offices)	(Zip Code)

(678) 402-3000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.50 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Combined Financial Data of The Aaron’s Company, Inc.,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Our Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitation on Liability of Directors; Indemnification.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Aaron’s Holdings Company, Inc. and The Aaron’s Company, Inc.**

3.1	Form of Amended and Restated Articles of Incorporation of The Aaron’s Company, Inc.**

3.2	Form of Amended and Restated Bylaws of The Aaron’s Company, Inc.**

10.1	Form of Transition Services Agreement by and between Aaron’s Holdings Company, Inc. and The Aaron’s Company, Inc.**

10.2	Form of Tax Matters Agreement by and between Aaron’s Holdings Company, Inc. and The Aaron’s Company, Inc.**

10.3	Form of Employee Matters Agreement by and between Aaron’s Holdings Company, Inc. and The Aaron’s Company, Inc.**

10.4	Form of Indemnification Agreement between The Aaron’s Company, Inc. and individual directors or officers**

10.5	Form of Assignment Agreement by and between Aaron’s Holdings Company, Inc. and The Aaron’s Company, Inc.*

10.6	Credit Agreement among Aaron’s, LLC, Aaron’s SpinCo, Inc., the several banks and other financial institutions from time to time party thereto and Truist Bank, as administrative agent, dated November 9, 2020*

10.7	The Aaron’s Company, Inc. 2020 Equity and Incentive Plan*

21.1	List of Subsidiaries**

99.1	Information Statement of The Aaron’s Company, Inc., preliminary and subject to completion, dated November 12, 2020*

99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE AARON’S COMPANY, INC.

By:	/s/ Douglas A. Lindsay
Name:	Douglas A. Lindsay
Title:	Chief Executive Officer

Date: November 12, 2020